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                                                                     Exhibit 2.2

                     AMENDMENT TO STOCK PURCHASE AGREEMENT

     This Amendment to Stock Purchase Agreement is entered into as of August 29, 1997, by and among PLANAR SYSTEMS, INC., an Oregon corporation ("Buyer"), STANDISH INDUSTRIES, INC., a Wisconsin corporation (the "Company"), STANDISH INTERNATIONAL, INC., a Wisconsin corporation ("Standish International"), CHARLES
P. HOKE ("Seller"), ELIZABETH A. HOKE, and WILLIAM R. STEINMETZ, Trustee of the Steven Hoke Management Trust ("Trust 1"), the Catherine Hoke Management Trust ("Trust 2"), the Lauren Hoke Management Trust ("Trust 3") and the Charles D. Hoke Management Trust ("Trust 4") (Elizabeth A. Hoke, Trust 1, Trust 2, Trust 3 and Trust 4 are each referred to herein as a "Related Seller" and are referred to together herein as the "Related Sellers").

     WHEREAS, Buyer, the Company, Standish International, Seller, Elizabeth A. Hoke and William R. Steinmetz, Trustee (together, the "Parties") entered into a Stock Purchase Agreement dated as of August 25, 1997 (the "Agreement");

     WHEREAS, the Parties desire to amend and restate certain provisions of the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

     1.  Section 2.4 of the Agreement is hereby amended and restated as follows:

     2.4  PURCHASE PRICE ADJUSTMENT

          2.4.1 The cash portion of the Purchase Price set out in Section 2.2 shall be decreased (the "Purchase Price Adjustment") on a dollar-for-dollar basis by an amount equal to (i) the excess, if any, of Debt on the Closing Date (as reflected in the Closing Balance Sheet) over $4,900,000; (ii) the amount of all expenses incurred by the Company in connection with the Transaction; (iii) all accruals for change in control payments to key employees of the Company; and (iv) one-half of the premium for $1 million of employment practices insurance coverage with a two year tail.

          2.4.2 The term "Debt" means the following, determined in accordance with GAAP as of the Closing Date: both the current and long-term portions of the liabilities listed under the captions "Long-Term Liabilities" and "Subordinated Capital Notes" in the Financial Statements (including, but not limited to, amounts reflected for "notes payable - CDBG," "mortgage payable - BANDO," "note payable - revolver," "notes payable - Norwest," "mortgage payable - BANDO," "notes payable - Hamlin" and "notes payable - SBA"),

1 - AMENDMENT TO STOCK PURCHASE AGREEMENT
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     provided, however, that the term "Debt" shall not include any borrowings or liabilities incurred in connection with any Permitted Capital Expenditures.

     2. Except as set forth and modified herein, the Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.


     BUYER:                         PLANAR SYSTEMS, INC.

                                    By /s/ Curtis M. Stevens
                                       --------------------------------
                                       Curtis M. Stevens,
                                       Executive Vice President

     THE COMPANY:                   STANDISH INDUSTRIES, INC.

                                    By /s/ Charles P. Hoke
                                       --------------------------------
                                       Charles P. Hoke
                                       President and CEO

     STANDISH INTERNATIONAL:        STANDISH INTERNATIONAL, INC.

                                    By /s/ Charles P. Hoke
                                       --------------------------------
                                       Charles P. Hoke,
                                       President

     SELLER:                           /s/ Charles P. Hoke
                                       --------------------------------
                                       Charles P. Hoke

     RELATED SELLERS:                  /s/ Elizabeth A. Hoke
                                       --------------------------------
                                       Elizabeth A. Hoke

                                       /s/ William R. Steinmetz, Trustee
                                       ---------------------------------
                                       William R. Steinmetz, Trustee
                                       Steven Hoke Management Trust
                                       Catherine Hoke Management Trust
                                       Lauren Hoke Management Trust
                                       Charles D. Hoke Management Trust

2 - AMENDMENT TO STOCK PURCHASE AGREEMENT